UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

Information Required in Information Statement

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. _)

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[ ]	Preliminary Information Statement

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[X]	Definitive Information Statement

AMG Funds IV

(Name of Registrant as Specified In Its Charter)

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680 Washington Boulevard, Suite 500

Stamford, Connecticut 06901

203-299-3500

wealth.amg.com

AMG GW&K Small Cap Growth Fund

(formerly AMG Montrusco Bolton Large Cap Growth Fund)

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

https://wealth.amg.com/amg-gwk-small-cap-growth-fund-information-statement

This information statement is being provided to the shareholders of AMG GW&K Small Cap Growth Fund (formerly AMG Montrusco Bolton Large Cap Growth Fund) (the “Fund”), a series of AMG Funds IV, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order from the Securities and Exchange Commission (the “SEC”) on which the Trust may rely. This exemptive order permits the Trust’s investment manager to hire or change the contract terms of subadvisers with the approval of the Board of Trustees of the Trust (the “Board” or the “Trustees”), but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about March 3, 2026.

I. GW&K Investment Management, LLC and the New Subadvisory Agreement

Montrusco Bolton Investments, Inc. (“Montrusco Bolton” or the “Former Subadviser”) served as the Fund’s subadviser from March 19, 2021 through December 8, 2025. At a meeting held on October 7, 2025 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” (within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (the “Independent Trustees”), approved the appointment of GW&K Investment Management, LLC (“GW&K”) as the subadviser to replace Montrusco Bolton, effective December 8, 2025 (the “Implementation Date”). At the Meeting, the Board also approved a subadvisory agreement between AMG Funds LLC, the Fund’s investment adviser (“AMG” or the “Investment Manager”), and GW&K (the “New Subadvisory Agreement”). The rate of compensation to be received by GW&K under the New Subadvisory Agreement is identical to the rate of compensation that the Former Subadviser received under the subadvisory agreement between AMG and the Former Subadviser with respect to the Fund (the “Former Subadvisory Agreement”). The Former Subadvisory Agreement terminated, and the New Subadvisory Agreement took effect, as of the Implementation Date.

The Board approved the New Subadvisory Agreement in connection with repositioning the Fund to pursue a small cap growth strategy. The Board believed that it was in the best interests of the Fund to adopt such a strategy and to leverage AMG’s partnership with GW&K, as well as GW&K’s small cap growth strategy. In connection with the hiring of GW&K, effective as of the Implementation Date, the Fund (i) changed its name from AMG Montrusco Bolton Large Cap Growth Fund to AMG GW&K Small Cap Growth Fund, (ii) made changes to its principal investment strategies and principal risks, (iii) changed its sub-classification under Section 5(b) of the 1940 Act from “non-diversified” to “diversified”, (iv) replaced the S&P 500® Growth Index, one of its benchmark indices, with the Russell 2000® Growth Index, and (v) made changes to certain of the Fund’s fees, including the management fee change described below in the section titled “Compensation”.

Description of the New Subadvisory Agreement

The terms of the New Subadvisory Agreement approved by the Board are not materially different from the terms of the Former Subadvisory Agreement (including with respect to the subadvisory fees), with certain exceptions. These exceptions are described below under “Comparison with Terms of the Former Subadvisory Agreement.”

Services

Under the New Subadvisory Agreement, GW&K agrees, subject to the stated investment objective and policies of the Fund as set forth in the Trust’s current registration statement and subject to the supervision of AMG and the Board, to (i) develop and furnish continuously an investment program and strategy for the Fund in compliance with the Fund’s investment objective and policies as set forth in the Trust’s current registration statement, (ii) provide research and analysis relative to the investment program and investments of the Fund, (iii) determine (subject to the overall supervision of the Board) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held in cash or cash equivalents, and (iv) make changes on behalf of the Trust in the investments of the Fund. GW&K will also arrange for the placing of all orders for the purchase and sale of securities and other investments for the Fund’s account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. GW&K will make its officers and employees available to meet with AMG’s officers and directors on due notice at reasonable times to review the investments and investment program of the Fund in light of current and prospective economic and market conditions.

Under the New Subadvisory Agreement, GW&K will exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which GW&K has investment management responsibility; provided that the exercise of such authority shall be subject to periodic review by AMG and the Trustees; provided, further, that such authority may be revoked in whole or in part by AMG if required by applicable law. GW&K shall exercise its proxy voting authority under the New Subadvisory Agreement in accordance with such proxy voting policies and procedures as the Trust may designate from time to time. GW&K shall provide such information relating to its exercise of proxy voting authority under the New Subadvisory Agreement (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by AMG from time to time. GW&K will also have authority to select brokers or dealers to execute purchase and sale transactions for the Trust. As subadviser to the Fund, GW&K will provide such periodic and special reports as the Board may request with respect to matters relating to the duties of GW&K under the New Subadvisory Agreement.

Compensation

Prior to the Implementation Date, under the investment advisory agreement between the Trust and AMG with respect to the Fund, dated May 30, 2014, as amended (the “Management Agreement”), the Fund paid AMG a fee at the annual rate of 0.48% of the Fund’s average daily net assets. For the fiscal year ended October 31, 2025, the Fund paid AMG $980,803 for advisory services provided to the Fund before any fee waivers or reimbursements. In connection with the hiring of GW&K, the Board approved a reduction in the Fund’s management fee to an annual rate of 0.47% of the Fund’s average daily net assets, which took effect upon the Implementation Date.

The following is a comparison of the management fees paid by the Fund to AMG during the fiscal year ended October 31, 2025 with the management fees that would have been paid if the new management fee rate that took effect as of the Implementation Date (0.47%) had been in effect:

Management fees paid by the Fund to AMG for the fiscal year ended October 31, 2025	Management fees paid by the Fund if the new management fee had been in effect during the fiscal year ended October 31, 2025	Percent Difference
$980,803	$960,370	-2.08%

From the management fee, under the terms and conditions of both the Former Subadvisory Agreement and the New Subadvisory Agreement, the Investment Manager pays the Subadviser a gross investment subadvisory fee for the Fund equal to 0.255% per annum of the average net assets of the Fund. The Investment Manager paid the Former Subadviser $521,052 under the Former Subadvisory Agreement for the fiscal year ended October 31, 2025. There is no change in the subadvisory fee payable with respect to the Fund between the Former Subadvisory Agreement and the New Subadvisory Agreement. The fees paid to GW&K under the New Subadvisory Agreement are not paid by the Fund but are paid by the Investment Manager out of the management fee the Investment Manager receives from the Fund.

Comparison with Terms of the Former Subadvisory Agreement

As noted above, the terms of the New Subadvisory Agreement are not materially different from the terms of the Former Subadvisory Agreement, except with respect to the amount of notice required to be given to the other parties in advance of termination. The Former Subadvisory Agreement could be terminated at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, (ii) by the Investment Manager, or (ii) by the Subadviser, in each case on 60 days’ prior written notice to the other party. By contrast, the New Subadvisory Agreement may be terminated at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on 60 days’ prior written notice to the other parties, (ii) by the Investment Manager on 90 days’ prior written notice to the other parties, or (iii) by the Subadviser on 90 days’ prior written notice to the other parties.

The Board, and separately a majority of the Independent Trustees, most recently approved the continuation of the Former Subadvisory Agreement on June 11, 2025. The Former Subadvisory Agreement was last submitted to a vote of its shareholders on June 18, 2021, for the purpose of approving the adoption of the Former Subadvisory Agreement.

The New Subadvisory Agreement is attached as Exhibit A.

II. The Trust and its Management Agreement

The Fund is a series of the Trust. Under the terms of the Management Agreement, the Investment Manager selects, subject to review and approval by the Trustees, one or more subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of subadvisers, and recommends changes in the roster of subadvisers to the Trustees as appropriate. The Investment Manager also allocates the Fund’s assets among the Fund’s subadvisers, if applicable, and the portion of the Fund’s assets managed by a subadviser may be adjusted from time to time in the sole discretion of the Investment Manager. As compensation for its services, the Investment Manager receives a management fee from the Fund, and the Investment Manager is responsible for payment of all fees payable to the subadvisers of the Fund. The Fund, therefore, pays no fees directly to the subadvisers.

The Investment Manager recommends subadvisers for the Fund to the Trustees based upon the Investment Manager’s continuing quantitative and qualitative evaluation of the subadvisers’ skills in managing assets subject to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in hiring or terminating a subadviser, and the Investment Manager does not expect to make frequent changes of subadvisers.

At any given time, each subadviser serves pursuant to a separate subadvisory agreement between the Investment Manager and that subadviser. Generally, a subadviser does not provide any services to the Fund under the subadvisory agreement except portfolio investment management and related proxy voting and record-keeping services. A subadviser or an affiliated broker-dealer may execute portfolio transactions for the Fund and receive brokerage commissions, or markups/markdowns, in connection with the transactions as permitted by Sections 17(a) and 17(e) of the 1940 Act, and the rules thereunder, and the terms of any exemptive order issued by the SEC. The Trustees have approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Fund may purchase securities that are offered in underwritings in which an affiliate of the Fund’s subadviser participates. For underwritings where a subadviser affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase in the underwritings.

Information about GW&K

The following is a description of the Subadviser, which is based solely on information provided by the Subadviser.

GW&K, located at 222 Berkeley Street, Boston, Massachusetts 02116, is an investment management firm that has advised individual and institutional clients since 1974. As of October 31, 2025, GW&K had assets under management of approximately $52.3 billion. In 2008, GW&K became an affiliate of Affiliated Managers Group, Inc. (“AMG Inc.”). Under this partnership, AMG Inc., through its wholly-owned subsidiary, AMG Boston Holdings, LLC, indirectly owns a majority interest in GW&K, with the remaining ownership interest held among members of GW&K’s management team. GW&K’s management team is responsible for the day-to-day management of the firm and maintains full autonomy over the investment process.

GW&K Directors, Officers and Control Persons

Information about the directors and principal executive officers of GW&K is set forth in the table below. The address of each of them is 222 Berkeley Street, Boston, Massachusetts 02116.

Name of Directors and Principal Executive Officers	Principal Occupation(s)

Harold G. Kotler, CFA	Founder-Chairman; Chief Investment Officer
Thomas F.X. Powers	Chief Executive Officer
David John Rouse	Chief Compliance Officer
Brian Timothy Maguire	Chief Financial Officer

Portfolio Managers

Daniel Miller, CFA, and Joseph Craigen, CFA, are the portfolio managers jointly and primarily responsible for the day-to-day management of the Fund’s portfolio and have jointly managed the Fund since December 2025. Mr. Miller joined GW&K in December 2008 as Partner and Director of Equities, responsible for overseeing all aspects of GW&K’s equity group, including portfolio management, research and trading. He is a member of GW&K’s Investment Committee. Mr. Miller spent 21 years at Putnam Investments, where he was Chief Investment Officer for the Specialty Growth Group from 1996 to 2004. After retiring from Putnam Investments in 2004, Mr. Miller worked as an investment consultant and financial consultant for various companies from 2004 to 2008, until he joined GW&K. Mr. Craigen joined GW&K in 2008 and is a Partner and Equity Portfolio Manager. He is a member of the GW&K Equity team analyzing small and mid cap companies and is also a member of the firm’s Investment Committee. Prior to joining GW&K, Mr. Craigen held research analyst positions at Citizens Funds and Needham & Company and was a research associate at Tucker Anthony.

Other Funds with Similar Investment Objectives Managed by GW&K

The Subadviser does not currently act as an investment adviser or subadviser with respect to other investment companies registered under the 1940 Act with a similar investment objective to that of the Fund.

III. Board of Trustees’ Recommendation

At a meeting held via telephone and video conference on October 7, 2025,1 the Board, and separately all of the Independent Trustees, unanimously voted to terminate the Former Subadvisory Agreement and approve the New Subadvisory Agreement, which Agreement was proposed to take effect on or about December 8, 2025. The Independent Trustees were separately represented by independent legal counsel in connection with their consideration of the approval of the New Subadvisory Agreement.

In considering the New Subadvisory Agreement, the Trustees considered the information relating to the Fund and GW&K provided to them in connection with the meeting on October 7, 2025 and other meetings of the Board throughout the last twelve months, as well as in prior years. In considering the New Subadvisory Agreement, the Trustees also considered information relating to the twelve other funds that GW&K sub-advised in the AMG Funds Family of Funds, which, as of October 7, 2025, consisted of 39 funds (the “AMG Funds Complex”). Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel in a private session at which no representatives of management were present; and (b) received materials from their independent legal counsel discussing the legal standards applicable to their consideration of the New Subadvisory Agreement.

Nature, extent and quality of services. In considering the nature, extent and quality of the services to be provided by GW&K, the Trustees reviewed information provided at the October 7, 2025 meeting and prior meetings relating to GW&K’s financial condition, operations and personnel and the investment philosophy, strategies and techniques (the “Investment Strategy”) that are intended to be used by GW&K in managing the Fund. The Trustees noted that the Fund would invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of small-capitalization companies. Among other things, at this meeting and/or prior meetings, the Trustees reviewed information on portfolio management and other professional staff, information regarding GW&K’s organizational and management structure, and GW&K’s compliance policies and procedures. The Trustees noted that GW&K was founded in 1974 and that its small-cap growth team has 12 members. The Trustees considered specific information provided regarding the experience of the individuals at GW&K that are expected to have portfolio management responsibility for the Fund. The Trustees noted that both proposed portfolio managers joined GW&K in 2008 and serve as portfolio managers of other funds subadvised by GW&K in the AMG Funds Complex. In the course of their deliberations, the Trustees evaluated, among other things: (a) the expected services to be rendered by GW&K to the Fund; (b) the qualifications and experience of GW&K’s personnel; and (c) GW&K’s compliance program. The Trustees additionally considered GW&K’s risk management processes. At a prior meeting, the Trustees reviewed

1 The Trustees determined that the conditions surrounding COVID-19 constituted unforeseen or emergency circumstances and that reliance on the Securities and Exchange Commission’s (“SEC”) exemptive order, which provides relief from the in-person voting requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), in certain circumstances (the “In-Person Relief”), was necessary or appropriate due to the circumstances related to current or potential effects of COVID-19. The Trustees unanimously wished to rely on the In-Person Relief with respect to the approval of those matters on the agenda for the October 7, 2025 meeting that would otherwise require in-person votes under the 1940 Act. See Investment Company Release No. 33897 (June 19, 2020). This exemptive order supersedes, in part, a similar, earlier exemptive order issued by the SEC (Investment Company Release No. 33824 (March 25, 2020)).

GW&K’s compliance policies and procedures, code of ethics, and specific information related to how GW&K monitors, among other things, portfolio compliance and proxy voting and deemed all of them to be adequate. The Trustees also took into account the financial condition of GW&K with respect to its ability to provide the services required under the Agreements and noted that, as of July 31, 2025, GW&K managed approximately $51.3 billion in assets. The Trustees concluded that, given GW&K’s financial condition, it would be able to meet any reasonably foreseeable obligations under the New Subadvisory Agreement.

Performance. Because GW&K had not yet commenced management of the Fund, the Trustees noted that they could not draw any conclusions regarding the performance of GW&K’s management of the Fund to date. The Trustees, however, considered the performance of GW&K’s Small Cap Growth composite and the performance of the other funds in the AMG Funds Complex sub-advised by GW&K, including the funds with similar investment mandates such as small cap core and small/mid-cap growth.

Subadvisory Fees; Fund Expenses; Profitability; and Economies of Scale. The Trustees noted that the Investment Manager, and not the Fund, is responsible for paying the fees charged by GW&K. In considering the anticipated profitability of GW&K with respect to the provision of subadvisory services to the Fund, the Trustees considered information regarding GW&K’s organization, management and financial stability. The Trustees noted that, because GW&K is an affiliate (“Affiliate”) of the Investment Manager, a portion of GW&K’s revenues or anticipated profits might be shared directly or indirectly with the Investment Manager. The Trustees also noted that the subadvisory fee rate to be paid to GW&K under the New Subadvisory Agreement was the same as the rate paid to the Former Subadviser under the Former Subadvisory Agreement. The Trustees further noted that the Investment Manager proposed certain fee changes for the Fund, including a decrease to the Fund’s advisory fee of one basis point, all of which would be implemented upon the effectiveness of the New Subadvisory Agreement and would result in the overall reduction of the net expense ratio of Class N shares of the Fund, and no change to the net expense ratio of Class I shares of the Fund, as compared with the Fund’s current fee structure. The Trustees also considered the amount of the advisory fee retained by the Investment Manager after payment of the subadvisory fee with respect to the Fund, which would decrease if the New Subadvisory Agreement was approved. The Trustees also noted payments made or to be made from GW&K to the Investment Manager, and other payments made or to be made from the Investment Manager to GW&K, including certain expense sharing arrangements related to, among other things, shareholder servicing and distribution. The Trustees concluded that these arrangements were reasonable. The Trustees noted that the management fees (which include both the advisory and administration fees) and total expenses (net of applicable expense waivers/reimbursements) of Class I shares (the class of shares which is the primary focus of the Fund’s distribution) of the Fund would both be lower than the average for an appropriate peer group of similar mutual funds for the Fund once the new fee changes went into effect.

The Board took into account management’s discussion of the proposed subadvisory fee structure, and the services GW&K is expected to provide in performing its functions under the New Subadvisory Agreement. The Trustees also were provided, in advance of their June 11, 2025 meeting, with the profitability of GW&K with respect to the other funds it sub-advises in the AMG Funds Complex. Based on the foregoing, the Trustees concluded that the profitability to GW&K is expected to be reasonable and that GW&K is not expected to realize material benefits from economies of scale that would warrant adjustments to the subadvisory fees at this time. Also with respect to economies of scale, the Trustees noted that as the Fund’s assets increase over time, the Fund may realize economies of scale with respect to certain fees and expenses, other than the Fund’s management fee, to the extent the increase in assets is proportionally greater than the increase in such fees and expenses.

In addition, the Trustees considered other potential benefits of the subadvisory relationship to GW&K, including, among others, the potential broadening of GW&K’s small cap growth investment capabilities, as well as the indirect benefits that GW&K may receive from GW&K’s relationship with the Fund, including any so-called “fallout benefits” to GW&K, such as reputational value derived from GW&K serving as subadviser to the Fund, which bears GW&K’s name. Taking into account all of the foregoing, the Trustees concluded that, in light of the nature, extent and quality of the services to be provided by GW&K, and the other considerations noted above with respect to GW&K, the Fund’s subadvisory fees are reasonable.

* * * *

After consideration of the foregoing, the Trustees also reached the following conclusions (in addition to the conclusions discussed above) regarding the New Subadvisory Agreement: (a) GW&K has demonstrated that it possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement; (b) GW&K’s Investment Strategy is appropriate for pursuing the Fund’s investment objectives; (c) GW&K is reasonably likely to execute its Investment Strategy consistently over time; and (d) GW&K maintains appropriate compliance programs.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the New Subadvisory Agreement would be in the best interests of the Fund and its shareholders. Accordingly, on October 7, 2025, the Trustees, and separately a majority of the Independent Trustees, unanimously voted to approve the New Subadvisory Agreement.

IV. Additional Information

The Investment Manager serves as investment manager and administrator to the Trust. The Investment Manager is a subsidiary of AMG Inc. AMG Distributors, Inc. (“AMGDI”), a wholly owned subsidiary of the Investment Manager, serves as distributor of the Fund. The Investment Manager and AMGDI are located at 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901. AMG Inc. is located at 777 South Flagler Drive, West Palm Beach, Florida 33401.

The Investment Manager serves as administrator to the Fund under an Amended and Restated Administration Agreement between the Investment Manager and the Trust with respect to the Fund (the “Administration Agreement”) dated October 1, 2016. For the fiscal year ended October 31, 2025, the Fund paid $306,501 to the Investment Manager under the Administration Agreement. AMGDI serves as the principal distributor and underwriter for the Fund under a Distribution Agreement between the Distributor and the Trust with respect to the Fund. Except for distribution and shareholder service (12b-1) fees, the Distributor receives no compensation from the Fund for its services as distributor. The Trust has adopted a distribution and services plan with respect to Class N shares of the Fund (the “Plan”), in accordance with the requirements of Rule 12b-1 under the 1940 Act. For the fiscal year ended October 31, 2025, Class N shares of the Fund paid $194,646 under the Plan. The Investment Manager and Distributor have continued to provide these administrative and distribution services, respectively, to the Fund following the effectiveness of the New Subadvisory Agreement.

Certain affiliates of Morgan Stanley & Company LLC may be deemed to be affiliated persons of the Fund because of their record ownership of the Fund. For the fiscal year ended October 31, 2025, the Fund paid brokerage commissions to such broker-dealer affiliates of $21,321, respectively. For the fiscal year ended October 31, 2025, 22.14% of the Fund’s aggregate brokerage commissions were paid to such broker-dealer affiliates.

Financial Information

The Fund’s most recent annual and semi-annual reports are available upon request, without charge, by writing to AMG Funds LLC, 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901, by calling 1-800-548-4539, or by accessing the Fund’s website at wealth.amg.com.

Shareholders Sharing the Same Address

The Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please call the Fund at 1-800-548-4539. If your shares are held in broker street name, please contact your financial service firm to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at AMG Funds IV, 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901, or by telephone at 1-800-548-4539, or contact your financial service firm. The Fund undertakes to deliver promptly upon written or oral request a separate copy of this information statement to a security holder at a shared address to which a single copy of the document was delivered.

Beneficial Owners and Management Ownership

As of January 31, 2026, the following persons or entities owned beneficially or of record 5% or more of the outstanding shares of each class of the Fund.

Name and Address	Number of Shares	Percentage of Class

Class I

Charles Schwab & Co. Inc. Special Custody Account for the Benefit of Customers 101 Montgomery Street San Francisco, California 94104-4151	1,851,348.256	27.88%

National Financial Services Corp. (FBO) Our Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, New Jersey 07310	771,351.241	11.62%

Morgan Stanley Smith Barney LLC For the Executive Benefits of Its Customers 1 New York Plaza, Floor 12	543,039.863	8.18%

New York, New York 10004-1901

Pershing LLC 1 Pershing Plaza Jersey City, New Jersey 07399-0002	486,316.231	7.32%

Wells Fargo Clearing Services LLC 2801 Market Street Saint Louis, Missouri 63103	453,194.487	6.83%

Class N

Charles Schwab & Co. Inc. Special Custody Account For the Exclusive Benefit of Customers Attn: Mutual Funds 101 Montgomery Street San Francisco, California 94104-4122	2,287,206.044	18.22%

National Financial Services Corp. (FBO) Our Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, New Jersey 07310-2010	1,641,562.404	13.08%

Morgan Stanley Smith Barney LLC For the Executive Benefit of Its Customers 1 New York Plaza, Floor 12 New York, New York 10004-1901	675,590.148	5.38%

Class Z

AMG Funds LLC 680 Washington Blvd, Suite 500 Stamford, Connecticut 06901	951.497	100.00%

*

Denotes persons or entities that owned 25% or more of the outstanding shares of beneficial interest of the Fund as of January 31, 2026, and therefore may be presumed to “control” the Fund under the 1940 Act. Except for these persons or entities, the Trust did not know of any person or entity who, as of January 31, 2026, “controlled” (within the meaning of the 1940 Act) the Fund. A person or entity that “controls” the Fund could have effective voting control over the Fund. It may not be possible for matters subject to a vote of a majority of the outstanding voting securities of the Fund to be approved without the affirmative vote of such “controlling” shareholders, and it may be possible for such matters to be approved by such shareholders without the affirmative vote of any other shareholders.

As of January 31, 2026, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of each class of the Fund.

Since the beginning of the most recently completed fiscal year, no Trustee has purchased or sold securities of the Investment Manager, GW&K or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of securities issued by the Investment Manager, GW&K or any of their respective parents or subsidiaries.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

March 2, 2026

By Order of the Trustees,

/s/ Mark J. Duggan

Mark J. Duggan

Secretary

Exhibit A

Subadvisory Agreement

SUBADVISORY AGREEMENT

AGREEMENT made as of the 8th day of December, 2025, between AMG FUNDS LLC, a limited liability company organized under the laws of the state of Delaware and having its principal place of business at 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901 (the “Adviser”) and GW&K INVESTMENT MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business at 222 Berkeley Street, Boston, Massachusetts 02116 (the “Subadviser”).

WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Subadviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act; and

WHEREAS, AMG FUNDS IV, a Delaware statutory trust (the “Trust”), engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in a series, AMG GW&K Small Cap Growth Fund (the “Fund”); and

WHEREAS, pursuant to an Investment Advisory Agreement, dated as of May 30, 2014, between the Trust and the Adviser, as amended (the “Advisory Agreement”), the Adviser is required to perform investment advisory services for the Fund.

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF SUBADVISER.

The Adviser hereby employs the Subadviser to provide investment advisory services to the Fund for the period and on the terms herein set forth. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES OF ADVISER AND SUBADVISER.

(i)  Delivery of Documents. The Adviser has furnished the Subadviser with true copies of each of the following:

(a)  The Trust’s Trust Instrument and all amendments and supplements thereto (such Trust Instrument, as presently in effect and as it shall from time to time be amended or supplemented, is herein called the “Declaration”);

(b)  The Trust’s By-Laws and amendments and supplements thereto (such By-Laws, as presently in effect and as it shall from time to time be amended and supplemented, is herein called the “By-Laws”);

(c)  Resolutions of the Trust’s Board of Trustees authorizing the appointment of the Adviser and Subadviser and approving the Advisory Agreement and this Agreement and copies of the minutes of the initial meeting of shareholders of the Fund;

(d)  The Trust’s Registration Statement and each Post-Effective Amendment thereto on Form N-1A under the Securities Act of 1933 as amended (the “1933 Act”) and the 1940 Act (File Nos. 033-68666 and 811-08004) with respect to the Fund as filed with the Securities and Exchange Commission and all amendments thereto (the “Registration Statement”);

(e)  The most recent prospectus (such prospectus, as in effect from time to time and all amendments and supplements thereto are herein called a “Prospectus”) of the Fund;

(f)  All resolutions of the Board of Trustees of the Trust pertaining to the objectives, investment policies and investment restrictions of the Fund; and

(g)  Copies of the executed Advisory Agreement between the Trust and the Adviser relating to the Fund.

The Adviser will furnish the Subadviser from time to time with copies of all amendments of or supplements to items (a), (b), (c), (d), (e), (f), and (g) to the extent such amendments or supplements relate to or affect the obligations of the Subadviser hereunder with respect to the Fund.

(ii)  The Subadviser, at its own expense, shall furnish the following services to the Trust with respect to the Fund:

(a)  Investment Program. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment objective and policies of the Fund as set forth in the Trust’s current Registration Statement and subject to the supervision of the Adviser and the Board of Trustees of the Trust, to (i) develop and furnish continuously an investment program and strategy for the Fund in compliance with the Fund’s investment objective and policies as set forth in the Trust’s current Registration Statement, (ii) provide research and analysis relative to the investment program and investments of the Fund, (iii) determine (subject to the overall supervision of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held in cash or cash equivalents, and (iv) make changes on behalf of the Trust in the investments of the Fund. In accordance with paragraph 2(ii)(b), the Subadviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for the Fund’s account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. The Subadviser will make its officers and employees available to meet with the Adviser’s officers and directors on due notice at reasonable times to review the investments and investment program of the Fund in light of current and prospective economic and market conditions. The Subadviser is authorized on behalf of the Fund to enter into agreements and execute any documents required to make investments pursuant to the Prospectus as may be amended from time to time. The Subadviser’s responsibility for providing portfolio management services hereunder shall be limited to only those assets of the Fund which the Adviser determines to allocate to the Subadviser (those assets being referred to as the “Fund Account”), and the Subadviser agrees that it shall not consult with any investment advisor(s) (within the meaning of the 1940 Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d-3 and/or Rule 17a-10 under the 1940 Act would not be available with respect to the Fund.

The Subadviser shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadviser has investment management responsibility; provided that the exercise of such authority shall be subject to periodic review by the Adviser and the Trustees of the Trust; provided, further that such authority may be revoked in whole or in part by the Adviser if required by applicable law. The Subadviser shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Trust may designate from time to time. The Subadviser shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Adviser from time to time.

In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed to be an agent of the Fund, the Trust or of the Adviser. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the shares of a Fund, the Subadviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

(b)  Portfolio Transactions. In connection with the management of the investment and reinvestment of the Fund, the Subadviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust.

In executing portfolio transactions and selecting brokers or dealers, if any, the Subadviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Subadviser with respect to the Fund and/or other accounts over which the Subadviser exercises investment discretion. The Subadviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Subadviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Subadviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous. The Subadviser also may cause the Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

The Subadviser will advise the Fund’s custodian or such depository or agents as may be designated by the custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Subadviser shall not have possession or custody of any Fund investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Subadviser giving proper instructions to the custodian, the Subadviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

The Subadviser shall, upon due notice from the Adviser, provide such periodic and special reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate.

Notwithstanding the foregoing, the Subadviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Subadviser shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker or dealer on behalf of the Fund, unless and until the written approval of the Adviser to do so is obtained, but the Subadviser shall not be liable to the Fund for so acting. In addition, the Subadviser agrees that it shall not direct portfolio transactions for the Fund through any broker or dealer that is an “affiliated person” of the Subadviser (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission) without the prior written approval of the Adviser, which shall not be unreasonably withheld. The Adviser agrees that it will provide the Subadviser with a list of brokers and dealers that are “affiliated persons” of the Fund.

(c)  Reports. The Subadviser shall render to the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees may request with respect to matters relating to the duties of the Subadviser set forth herein.

(iii)  Notwithstanding anything to the contrary in this Agreement, the Subadviser shall have the right to engage a third-party for purposes of providing proxy advisory and/or voting services.

3.  SUBADVISORY FEE.

For the services to be provided by the Subadviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Subadviser an annual fee as set forth on Schedule A to this Agreement.

In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to the Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed based on the average daily net assets of the Fund Account for the days during which it is in effect.

4.  EXPENSES.

During the term of this Agreement, the Subadviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Trust hereunder. Subject to any expense limitation agreement as in effect from time to time with respect to the Fund, the Trust shall assume and shall pay (i) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Fund is a party, and (ii) interest on borrowed money, if any. In addition to these expenses, the Trust shall pay all brokers’ and underwriting commissions chargeable to the Trust in connection with the securities transactions to which the Fund is a party.

5.  COMPLIANCE WITH APPLICABLE REGULATIONS.

In performing its duties hereunder, the Subadviser

(i)  shall establish compliance procedures (copies of which shall be provided to the Adviser, and shall be subject to review and approval by the Adviser) reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

(ii)  acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that the Subadviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Adviser and/or to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

(iii)  agrees that it will maintain for the Trust all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request all in accordance with Rule 31a-3 under the 1940 Act.

6.  LIABILITY OF SUBADVISER; INDEMNIFICATION.

Neither the Subadviser nor the officers, directors, employees, agents, or legal representatives (collectively, “Related Persons”) of the Subadviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Subadviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence or the reckless disregard of the Subadviser’s obligations and duties (each of which is hereby referred to as a “Culpable Act”) under this Agreement.

Neither the Subadviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Subadviser or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by the Subadviser or its Related Persons.

The Adviser shall indemnify the Subadviser and its Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, “Damages”) arising directly or indirectly out of or in connection with the performance of services by the Subadviser or its Related Persons hereunder to the extent such Damages result from any Culpable Act of the Adviser or any Related Person of the Adviser.

The Subadviser shall indemnify the Adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by the Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of the Subadviser or any of its Related Persons.

7.  REPRESENTATIONS AND WARRANTIES.

(a)  Adviser. The Adviser represents and warrants to the Subadviser that (i) the retention of the Subadviser by the Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Trust and the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Trust or the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Trust and the Adviser and when executed and delivered by the Adviser will be the legal, valid and binding obligation of the Trust and the Adviser, enforceable against the Trust and Adviser in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

(b)  Subadviser. The Subadviser represents and warrants to the Adviser that (i) the retention of the Subadviser by the Adviser as contemplated by this Agreement is authorized by the Subadviser’s governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Subadviser or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Subadviser and when executed and delivered by the Subadviser will be the legal, valid and binding obligation of the Subadviser, enforceable against the Subadviser in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

8.  DURATION AND TERMINATION OF THIS AGREEMENT.

(a)  Duration. This Agreement shall become effective with respect to the Fund on December 8, 2025 (the “Effective Date”). Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the Effective Date. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to the Fund so long as such continuance with respect to the Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval to the extent required by applicable law.

(b)  Amendment. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement cast in person at a meeting called for that purpose to the extent required by applicable law, and, to the extent required by the 1940 Act, by the holders of a majority of the outstanding voting securities of the Trust in the manner required by the 1940 Act.

(c)  Termination. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on sixty (60) days’ prior written notice to the other parties, (ii) by the Adviser on ninety (90) days’ prior written notice to the other parties, or (iii) by the Subadviser on ninety (90) days’ prior written notice to the other parties. Upon the effective date of termination of this Agreement, the Subadviser shall deliver all books and records of the Trust or the Fund held by it (i) to such entity as the Trust may designate as a successor, or (ii) to the Adviser.

(d)  Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act). The Subadviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment under the 1940 Act will occur, and to take the steps necessary to enter into a new contract with the Subadviser or such other steps as the Trustees of the Trust may deem appropriate.

(e)  Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9.  SERVICES NOT EXCLUSIVE.

The services of the Subadviser to the Adviser in connection with the Fund hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Subadviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Subadviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

10.  RESERVATION OF NAME.

The parties hereby acknowledge that AMG Funds LLC has reserved the right to grant the nonexclusive use of the name “AMG” or “AMG Funds” or any derivative thereof to any other investment company, investment adviser, distributor or other business enterprise, and to withdraw from the Trust the use of the name “AMG” or “AMG Funds.” The name “AMG” or “AMG Funds” will continue to be used by the Trust so long as such use is mutually agreeable to AMG Funds LLC and the Trust. The Subadviser and the Trust acknowledge that the Trust shall cease using the name “AMG” or “AMG Funds” as a part of the Trust’s name and that the Subadviser, the Trust or the Fund, or any of their affiliates, shall not promote the Trust or the Fund or conduct the business of the Trust or the Fund in any way in such name if this Agreement is terminated for any reason and the Adviser does not expressly consent in writing to such use of the name “AMG” or “AMG Funds.” Future names adopted by the Trust for itself or the Fund, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions. Notwithstanding the above, AMG Funds LLC consents to the use of its name, including in connection with the name of the Trust or the Fund, in a representative client list in connection with the completion of marketing materials.

11.  CONFIDENTIALITY.

The Subadviser shall treat as confidential all information pertaining to the Fund and actions of the Fund, the Adviser and the Subadviser, provided that it may disclose such information to those third parties required to carry out its duties hereunder, and the Adviser shall treat as confidential all information furnished to the Fund or the Adviser by the Subadviser in connection with its duties under the Agreement, provided that it may disclose such information to those third parties required to carry out its duties hereunder (collectively, the “Confidential Information”). The term “Confidential Information” will not include information which (i) is or becomes publicly available other than as a result of a disclosure by a receiving party in violation of this Agreement, (ii) is or becomes available to a receiving party on a nonconfidential basis from a source which, to the best knowledge of the receiving party after reasonable inquiry, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the other, or (iii) is independently developed without reference to or reliance on the Confidential Information.

In the event that a party is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information, such party will promptly notify the disclosing party so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or a party does not waive compliance with the terms of this Agreement, a party will furnish only that portion of the Confidential Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

12.  MISCELLANEOUS.

(a)  Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, e-mail, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

The Adviser:	AMG Funds LLC
680 Washington Boulevard, Suite 500
Stamford, Connecticut 06901
E-mail: amgfcco@amg.com
Facsimile No.:
Attention: Legal and Compliance Department

Subadviser:	GW&K Investment Management, LLC
222 Berkeley Street
Boston, Massachusetts 02116
E-mail: tpowers@gwkinvest.com
Facsimile No.:
Attention: Thomas F.X. Powers, CEO

With a copy to:
Lewis Collins, General Counsel
E-mail: lcollins@gwkinvest.com

(b)  Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

(c)  Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(d)  Counterparties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

IN WITNESS WHEREOF, the Adviser and the Subadviser have caused this Agreement to be executed as of the date first set forth above.

AMG FUNDS LLC

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Managing Director

GW&K INVESTMENT MANAGEMENT, LLC

By:	/s/ Thomas F.X. Powers
Name: Thomas F.X. Powers
Title: CEO

Acknowledged and agreed to as of the date first set forth above with respect to the Trust’s obligations under this Agreement.

AMG FUNDS IV

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Treasurer and Chief Financial Officer

SCHEDULE A

AMG GW&K Small Cap Growth Fund

For services provided to the Fund Account, the Adviser will pay a base monthly fee for each calendar month at an annual rate of 0.255% of the average net assets in the Fund Account during the month. Average assets shall be determined using the average daily net assets in the Fund Account during the month.